Life On Earth, Inc. Plans to Acquire The CareClix Holdings, Inc. Group of Companies

Company Signs Binding Agreement And Expects A Closing Date By Next Month

New York, November 17, 2021 - Life on Earth Inc, (LFER or “The Company”), a technology and software company currently in the business of Internet of Things (IoT) and Cloud based solutions, has entered into a binding Letter of Intent to acquire the CareClix group of companies from Solei Systems, Inc. (SOLI) to expand the Company’s business into the Telemedicine and Medical Software Services industry. The CareClix group of companies will be acquired as wholly owned subsidiaries. The CareClix subsidiaries being acquired by LFER are comprised of the CareClix B-to-C division, its B-to-B division, the software development division, and the RPM (remote patient monitoring) division. More detailed information will follow regarding the different operating entities and their functions. The Company expects the acquisition to be finalized after the final due diligence process is completed, with the execution of a Stock Purchase Agreement on or before December 17, 2021, and the closing of the transaction on or before December 31, 2021.

Mahmood Khan, LFER CEO added “The Telemedicine industry has emerged as one of the most effective ways to serve the needs of doctors and patients and delivery services while keeping a safe distance from exposure. Telemedicine is here to stay and growing fast and is being embraced by Insurance companies, corporations, individuals and doctors and medical staff.” In addition, he added, “When we were presented with this opportunity, we realized, after careful vetting and examination, that we could enhance our overall technical and software strategy by delivering safe, secure, and effective medical services in a compliant cloud-based system that raises business productivity and innovation while ensuring data is secured from hackers.”

Charles Scott, CareClix Holdings, Inc, Chairman and CEO, added

“The synergies from this transaction between CareClix and Life on Earth are remarkable. Our respective management teams work well together with complementary skill sets which should serve the company well going forward. Our loyal shareholders are the primary beneficiaries of this transaction and we look forward to our shareholders having a public market for their shares with a company and team with a proven record of compliance.”

Charles Scott, Chairman CareClix Holdings, Inc.

About Life on Earth Inc.

Life on Earth, Inc. (OTC Pink LFER) is a cloud enterprise software developer and a provider that enables rapid innovation that keeps the enterprise operations safe, compliant and manageable. The products were designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. For more information, please visit our corporate website - www.lifeonearthinc.com Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844-9897

About CareClix Holdings, Inc.

CareClix Holdings,Inc., formerly Solei Systems Inc. (OTC: SOLI), is a leading virtual telehealth platform. The company, through its multiple operating subsidiaries, provides software applications coupled with medical services enabling patients to receive care anytime at anyplace. CareClix' suite of services is transforming the way hospitals, doctors, and clinical care providers can interact with an increasing number of patients. CareClix has an established track record of success partnering with organizations and customers and millions of individuals in the U.S. and in over 60 countries who are currently utilizing CareClix' services. You may learn more about CareClix by visiting: www.careclix.com.

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life On Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life On Earth, Inc.'s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. No information in this press release should be construed in any way whatsoever as an indication of Life On Earth, Inc.'s future revenues, financial performance or stock price. More information about the potential factors that could affect the business and financial results is and will be included in Life On Earth, Inc.'s filings with the Securities and Exchange Commission at www.sec.gov.